Exhibit 4.1

SERIES B PREFERRED
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of August __, 2007, by and between Andover Medical, Inc., a Delaware corporation (the “Company”), and each subscriber identified on the signature page hereto (the “Subscriber”).

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act,” collectively the “Offering Exemption”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell (the “Series B Offering”) to the Subscriber, at $1,000 per unit (the “Unit Purchase Price”), Units (defined below) of its securities.  Each “Unit” will consist of (i) one share of Series B Convertible Preferred Stock of the Company (“Share,” or “Series B Preferred Stock”), convertible at the holder’s option into 2,857 shares of common stock, $.001 par value (“Common Stock”) at $0.35 per share (the “Conversion Price”), (ii) one Class C Common Stock Purchase Warrant to purchase 2,857 shares of Common Stock exercisable for a period of five years from the Effective Date (as defined below) at a price of $0.35 per share (“C Warrant”), and (iii) one Class D Common Stock Purchase Warrant to purchase 2,857 shares of Common Stock exercisable for a period of five years from the Effective Date at a price of $0.35 per share (“D Warrant,” together with the C Warrant, collectively referred to herein as the “C and D Warrants” or the “Warrants”).  The Units, Shares, Warrants and Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants, are collectively referred to herein as the “Securities;”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.             Purchase and Sale of Shares and Warrants.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Subscriber hereby irrevocably agrees to purchase Units, consisting of Shares and Warrants in the amounts designated on the signature page hereto at the Unit Purchase Price and the Company shall sell such Shares and Warrants to the Subscriber.

2.1           Conversion of the Shares.  Each Share will convert into 2,857 shares of Common Stock at the holder’s sole discretion on 5 days’ prior written notice, at any time at the Conversion Price of $.35 per share, subject to adjustment under certain circumstances. The Series B Preferred Stock, pursuant to the form of Certificate of Designations, as amended, attached hereto as Exhibit A, is also convertible at the Conversion Price at the Company’s sole discretion any time after the Effective Date of the registration statement of the Company on Form SB-2, or another suitable form permitted by the SEC, registering the shares of Common Stock underlying the Series B Preferred Stock and the C and D Warrants (the “Series B Registration Statement”),

provided that the Common Stock is trading above 500% of the Conversion Price per share for the 30 consecutive days ending not more than 15 days prior to the date of notice of conversion.

2.2           Exercise Period and Price of the Warrants.  Each C Warrant and D Warrant, the forms of which are attached hereto as Exhibit B and Exhibit C, respectively, will entitle the holder to purchase 2,857 shares of Common Stock for a period of five (5) years from the Effective Date (the “Exercise Period”), at an exercise price of $0.35 per share in each case, subject to adjustment in certain circumstances to prevent dilution. The Warrants will be subject to redemption by the Company at $.01 per Warrant on not less than 30 days’ prior written notice to the holders of the Warrants at any time after the Effective Date provided (i) the average closing bid quotation or last sales price of the Common Stock, as applicable, exceeds $1.75 per share for a period of 20 consecutive trading days ending not more than 15 days prior to the date on which the Company gives notice of redemption, and (ii) the Series B Registration Statement allowing the resale of the shares underlying the Warrants is in effect. The Warrants will be exercisable until 5:00 p.m. (Eastern Standard Time) on the day immediately preceding the date fixed for redemption.

3.1           Closing.  At the closing of the purchase and sale of the Units (the “Closing”), the Subscriber shall purchase and the Company shall sell and issue, in the aggregate, 570 Units consisting in the aggregate of 570 shares of Series B Preferred Stock, 570 C Warrants and 570 D Warrants for $570,000.  The Closing shall occur upon satisfaction of the conditions set forth in Section 3.2 (the “Closing Date”).

3.2           Closing Conditions.

(a)           At the Closing, the Company shall deliver or cause to be delivered to the Subscriber:

(i)            this Agreement duly executed by the Company;

(ii)           a certificate evidencing shares of Series B Preferred Stock equal to the Subscriber’s Subscription Amount at the Closing divided by the per Unit Purchase Price, registered in the name of the Subscriber; and

(iii)          C and D Warrants, registered in the name of the Subscriber, pursuant to which the Subscriber shall have the right to acquire, with respect to each Warrant, up to the number of shares of Common Stock equal to the product of (i) the Subscriber’s Subscription Amount at the Closing divided by the per Unit Purchase price, and (ii) 2,857.

(b)           At the Closing, the Subscriber shall deliver or cause to be delivered to the Company the following:

(i)            this Agreement duly executed by the Subscriber;

(ii)           the Subscriber’s Subscription Amount by (a) check or wire transfer to the Company pursuant to the wiring instructions provided to the Subscriber by the Company;

(iii)          an executed and properly completed copy of the appropriate Confidential Purchaser Questionnaire; and

(iv)          an executed and properly completed copy of the form of Registration Rights Agreement.

(c)           All representations and warranties of the other party contained herein shall remain true and correct as of the Closing.

(d)           As of the Closing, there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof.

(e)           From the date hereof to the Closing, trading in the Common Stock shall not have been suspended by the SEC and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

4.             Subscriber’s Representations and Warranties.  The Subscriber hereby represents and warrants as of the date hereof and as of the Closing, to and agrees with the Company that:

(a)           Information on Company.  The Subscriber has either obtained or has access to (through the EDGAR website of the SEC or otherwise) the Company’s Form 10-KSB for the year-ended December 31, 2006, together with the Company’s Form SB-2 Registration Statement declared effective on January 20, 2006, and all other Forms 10-KSB, 10-QSB, 8-K, and any amendments thereto, including any exhibits filed with such Forms, and all other filings previously made with the SEC (hereinafter referred to collectively as the “Reports”).  In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

(b)           Information on Subscriber.  The Subscriber is, and will be at the time of conversion of the Shares and exercise of the Warrants, an “accredited investor” as defined in Section 2(15) of the 1933 Act and Rule 501 promulgated thereunder. The Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), is experienced in investments and business matters, has made investments of a speculative nature, understands that an investment in the Securities involves a high degree of risk, has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Subscriber is accurate.  The sale of the Securities to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of the residence of the Subscriber.

(c)           Purchase of Shares and Warrants.  At the Closing, the Subscriber will purchase the Shares and Warrants as principal for its own account for investment only and not as a nominee or agent and not with a view towards or for resale in connection with the distribution of the Securities.

(d)           Compliance with Securities Act.  The Subscriber understands and agrees that the Securities are “restricted securities” and have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(e)           Shares Legend.  The Shares and the Warrants shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ANDOVER MEDICAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f)            Warrants Legend.  The Warrants shall bear the following or similar legend:

“THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE

STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ANDOVER MEDICAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g)           Communication of Offer.  The offer to sell the Securities was directly communicated to the Subscriber by the Company.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising, or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)           Organization; Authority.  The Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Series B Offering and otherwise to carry out its obligations thereunder.

(i)            Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(j)            Correctness of Representations.  The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing, shall be true and correct as of the Closing.  The foregoing representations and warranties shall survive the Closing Date for a period of three years.

(k)           No Tax or Legal Advice.   The Subscriber understands that nothing in this Agreement, any other agreement or any other materials presented to the Subscriber in connection with the purchase and sale of the Units constitutes legal, tax or investment advice and such information may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.  The Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

Circular 230 disclosure: pursuant to recently-enacted U.S. treasury department regulations, the Subscriber should be advised that, unless otherwise expressly indicated, any federal tax advice contained in this Agreement is not intended or written to be used, and may not be used, for the purpose of (i) avoiding tax-related penalties under the

Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

5.             Company Representations and Warranties.  The Company represents and warrants to and agrees with the Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other document in connection with the Series B Offering, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement and the Warrants have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement, the Warrants, and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

(d)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, Inc., Nasdaq, the OTC Bulletin Board nor the Company’s stockholders is required for execution of this Agreement and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company’s obligations hereunder and under all such other agreements.

(e)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the execution and delivery of this Agreement nor the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)            violate, conflict with, result in a material breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or give to others any rights of termination, amendment, acceleration or cancellation under (A) the certificate of incorporation or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound or affected, or to which any of the properties or assets of the Company or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company or any of its affiliates.

(f)            The Securities.  The Securities upon issuance:

(i)            are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the date of issuance will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective Series B Registration Statement will be free trading and unrestricted, provided that the Subscriber complies with the prospectus delivery requirements of the 1933 Act and any state securities laws);

(iii)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iv)          will not subject the holders thereof to personal liability by reason of being such holders.

(g)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding inquiry, notice of violation, or investigation before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, or any of its affiliates that would challenge the legality, validity or enforceability of this Agreement and/or the Series B Offering, or otherwise affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.  Except as disclosed in the Reports or Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined could have a Material Adverse Effect on the Company.

(h)           Reporting Company.  The Company is subject to reporting obligations pursuant to Section 15(d) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the SEC during the preceding twelve months.

(i)            No Market Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)            Information Concerning Company.  The Reports contain all material information relating to the Company and its operations and financial condition from August 31, 2006 through their respective dates for which information is required to be disclosed therein.  Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information, there has been no Material Adverse Effect in the Company’s business, financial condition or affairs not disclosed in the Reports.  The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.  The Company (i) has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (ii) has not altered its method of accounting, (iii) has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) does not have pending before the SEC any request for confidential treatment of information.

(k)           SEC Action; Stop Transfers.  To the Company’s best knowledge there has not been, there is not pending or contemplated, any investigation by the SEC involving the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the 1933 Act or the 1934 Act.  The Securities, when issued, will be restricted securities.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws.  Except as described in this Agreement, the Company will not issue any stop transfer or other order impeding the sale, resale or delivery of the Securities unless contemporaneous notice of such instruction is given to the Subscriber.

(l)            Defaults.  The Company is not in violation of its Certificate of Incorporation or ByLaws.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

(m)          No General Solicitation.  Neither the Company, nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has since August 31, 2006, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security, except as described in the Company’s selling stockholder registration statement on Form SB-2 (No. 333-128526) declared effective by the SEC on January 20, 2006 and the Reports, that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. The Company or any of its affiliates will not take any action or steps that would cause the offer of the Securities to be integrated with other offerings if such integration would eliminate the Series B Offering Exemption.

(n)           Listing.  The Company’s common stock is listed for trading on the Over-The-Counter Bulletin Board (“OTCBB”). Except for prior notices, which as of the date hereof have been satisfied, and as provided for in Section 9(b) below, the Company has not received any oral or written notice that its common stock will be delisted from the OTCBB nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies the requirements for the continued listing of its common stock on the OTCBB.

(o)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and/or Other Written Information, other than those incurred in the ordinary course of the Company’s businesses since the August 31, 2006 change in control of the Company and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company’s financial condition.

(p)           No Undisclosed Events or Circumstances.  There has been no event or circumstance that has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)           Capitalization.  The authorized and outstanding capital stock of the Company is set forth in the Reports. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Series B Offering.  Except as described in the Reports and/or as a result of the purchase and sale of the Securities and except for employee stock options under the Company’s stock option plans and except for employee rights under the Company’s employee stock purchase plan, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as required by agreements filed as exhibits to the Reports, the issue and sale of the Units will not obligate the Company to issue shares of Series B Preferred Stock or other securities to any person (other than the Subscriber) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(r)            Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects The foregoing representations and warranties shall survive until the earlier of:  one year after the Closing Date, or the Subscriber owns less than an aggregate of 25% of the Company’s issued and outstanding shares of Series B Preferred Stock.

(s)           Title to Assets.  Except as disclosed in the Reports, the Company has good and marketable title in fee simple to all real property owned by it that is material to the business of the Company, and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, charges, security interests, encumbrances, rights of first refusal or other restrictions (collectively “Liens”) except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company is in material compliance.

(t)            Disclosure.  The Company confirms that, neither the Company nor any other person acting on its behalf has provided the Subscriber or its agents or counsel with any information that constitutes or might constitute material, non-public information.   The Company understands and confirms that the Subscriber will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Subscriber regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(u)           Internal Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in the 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company (but not any proposed acquisition), and each subsidiary, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared.

(v)           Registration Rights.  Except as set forth in the Reports and the Series B Preferred Subscription Agreement, dated as of April 16, 2007, by and among the Company and the Subscriber (the “April 16 Subscription Agreement”), no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

6.             Regulation D Offering.  This Series B Offering is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscriber from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities, exclusive of the issue of integration with prior offerings of the Company.  The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Series B Preferred Stock, exercise of the Warrants, and resale of the shares of Common Stock underlying such securities.

7.             Reissuance of Securities.  The Company agrees to reissue certificates representing the Shares and the Warrant Shares without the legends set forth in Sections 4(e) and 4(f) above at such time as (a) the holder thereof is permitted to and disposes of the Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the shares of Common Stock underlying the Series B Preferred Stock and the Warrants are registered under the 1933 Act.  The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions at the Company’s expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from the Subscriber and selling broker, if any.  Provided the Subscriber provides required certifications and representation letters, if any, if the Company fails to remove any legend as required by this Section 7 (a “Legend Removal Failure”), then beginning on the tenth (10th) day following the date that the Subscriber has requested the removal of the legend and delivered all items reasonably required by the Company to be delivered by the Subscriber, that the Company continues to fail to remove such legend, the

Company shall pay to the Subscriber or assignee holding shares of Common Stock underlying the Shares and Warrants, subject to a Legend Removal Failure, as liquidated damages and not a penalty an amount equal to ten percent (10%) of the purchase price of the Shares and shares of Common Stock underlying the Shares subject to a Legend Removal Failure for each 15-day period or part thereof that such failure continues.  If during any twelve (12) month period, the Company fails to remove any legend as required by this Section 7 for an aggregate of thirty (30) days, the Subscriber or assignee holding Securities subject to a Legend Removal Failure may, at its option, require the Company to purchase all or any portion of the Shares or shares of Common Stock underlying the Shares and Warrants subject to a Legend Removal Failure held by the Subscriber or assignee at a price per share equal to 110% of the purchase price of such Shares.  Notwithstanding the foregoing, the Company shall not be required to pay liquidated damages for a Legend Removal Failure that resulted solely from the delay or failure on the part of the Company’s transfer agent.

8.             NASD Member Firm Compensation.  The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.

9.             Covenants of the Company.  The Company covenants and agrees with the Subscriber that from the Closing Date until the earlier of (i) the Subscriber owns less than 20% of the aggregate Series B Preferred Stock, or (ii) two years from the Closing as follows:

(a)           Stop Orders.  The Company will advise the Subscriber, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)           Listing.  If applicable, the Company shall use its reasonable best efforts to promptly secure the listing of the shares of Common Stock underlying the Series B Preferred Stock and the Warrants to be purchased hereunder upon each national securities exchange, or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance) and shall use its reasonable best efforts to maintain such listing so long as any Securities are outstanding.  The Company shall use its reasonable best efforts to maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, OTC Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.  The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the SEC, the Principal Market and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

(d)           Reporting Requirements.  The Company will (i) comply in all respects with its reporting and filing obligations under the 1934 Act, (ii) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 15(d) of the 1934 Act, as applicable, and (iii) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts.  Until the earlier of the resale of the Shares, and shares of Common Stock underlying the Shares and the Warrants by the Subscriber or at least two (2) years after the Shares have been converted and the Warrants have been exercised, the Company will use reasonable efforts to continue the listing or quotation of the Common Stock on the Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

(e)           Use of Proceeds.  The Purchase Price will be used by the Company for working capital and the settlement of the Otto Bock Healthcare claim, and may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of redeemable notes or equity instruments of the Company.

(f)            Reservation of Common Stock.  The Company undertakes to reserve from its authorized but unissued common stock, at all times that Shares and Warrants remain outstanding, a number of shares of Common Stock equal to the amount of Common Stock issuable upon conversion of the Shares and exercise of the Warrants.

(g)           Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.  The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(i)            Books and Records.  The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)            Governmental Authorities.  The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)           Intellectual Property.  To the knowledge of the Company, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses necessary to conduct business and other similar rights that are necessary or material for use in connection with its business as described in the Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  In the last three years, the Company has not received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes the rights of any person.  The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses necessary to conduct business and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(l)            Properties.  The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such material provision could reasonably be expected to have a Material Adverse Effect.

10.          Covenants of the Company and Subscriber Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the

Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and the Subscriber relating hereto.

(b)           The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Subscriber in this Agreement or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Subscriber of any covenant or undertaking to be performed by the Subscriber hereunder, or any other agreement entered into by the Company and the Subscriber relating hereto.

(c)           The procedures set forth in Section 11.6 shall apply to the indemnifications set forth in Sections 10(a) and 10(b) above.

11.1         Registration Rights.  The Company shall file the Series B Registration Statement registering the shares of Common Stock underlying the Series B Preferred Stock, the C and D Warrants (collectively, “Registrable Securities”), within 30 days following the Closing Date of the Series B Offering (the “Scheduled Filing Date”), subject to compliance with Rule 415 under the Securities Act, and use its best efforts to have the Series B Registration Statement declared effective (the “Effective Date”) by the SEC within six (6) months of the effectiveness of the registration statement of the Company on Form SB-2, or another suitable form permitted by the SEC, registering the shares of Common Stock underlying the Series A Preferred Stock and the A and B Warrants included in the Series A offering (the “Series A Registration Statement”).  For purposes of clarification, the parties acknowledge that the SEC may require a certain portion of the Registrable Securities to be removed from the Series B Registration Statement, as a precondition to declaring it effective, in order to ensure that the Company is in compliance with Rule 415 under the 1933 Act.  The parties acknowledge that the Series B Registration Statement shall also register the shares of Common Stock underlying the Series B Units previously purchased by the Subscriber pursuant to the April 16, 2007 Subscription Agreement, as well as the Series A Units previously purchased by the Subscriber pursuant to the November 14, 2006 Subscription Agreement.

Notwithstanding the foregoing, the obligations of the Company under this Section 11.1 shall terminate as to the Subscriber at such time as (i) all Registrable Securities held by the Subscriber can be sold within a single three month period pursuant to Rule 144 under the 1933 Act (or any successor provision of such 1933 Act, and (ii) the number of shares of Common stock held by the Subscriber and issuable upon conversion of the Shares and exercise of the Warrants held by the Subscriber is less than one percent of the outstanding capital stock of the Company on an as converted basis (adjusted for stock dividends, stock splits, reverse stock splits, combinations and the like occurring after the date hereof).

With a view of making available to the Subscriber the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Subscriber to sell securities of the Company to the public without registration during the registration period, the Company for a period of two years which period shall commence on the date hereof, agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144.

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as required for the applicable provisions of Rule 144; and

(c)           furnish to the Subscriber so long as the Subscriber owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, (iii) such other information as may be reasonably requested to permit the Subscriber to sell such securities pursuant to Rule 144 without registration.

11.2         Registration Procedures. With respect to the registration of the Securities as required by Section 11.1, the Company will, as expeditiously as possible:

(a)           subject to the timelines provided in this Agreement, prepare and file with the SEC the Registration Statement required by Section 11, with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated hereby, and promptly provide to the holder of Registrable Securities (the “Seller”) copies of all filings;

(b)           prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of two (2) years, or the Subscriber no longer own the Securities, whichever is earlier, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by the Registration Statement in accordance with the Seller’s intended method of disposition set forth in the Registration Statement for such period;

(c)           furnish to the Seller, at the Company’s expense, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such person reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such Registration Statement;

(d)           use its best efforts to register or qualify the Seller’s Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions as the Seller shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed; and

(f)            immediately notify the Seller when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

11.3.        Provision of Documents.  In connection with the registration described in this Section 11, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

11.4.        Non-Registration Events.  In the event the Series B Registration Statement is not filed on or before the Scheduled Filing Date or declared effective within six (6) months from the date the Series A Registration Statement is declared effective, the number of shares of Common Stock issuable upon exercise of the C and D Warrants (the “Penalty Warrant Shares”), shall automatically increase to twice the original amount.  For purposes of clarification, the Penalty Warrant Shares shall not include any shares underlying the C and D Warrants if either: (i) the SEC did not permit the Series B Registration Statement to be filed on or before the Scheduled Filing Date or declared effective within 6 months from the date the Series A Registration Statement is declared effective, or (ii) any portion of the Registrable Securities are removed from the Series B Registration Statement, in order to ensure compliance with Rule 415 under the Securities Act. The Company agrees to keep the Series B Registration Statement effective until expiration of the C and D Warrants.

11.5.        Expenses.  All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, and costs of insurance are called “Registration Expenses.” Notwithstanding anything to the contrary herein, the Seller shall pay the fees of its own additional counsel, if any.  The Company will pay all Registration Expenses in connection with the Registration Statement.

11.6.        Indemnification and Contribution.

(a)           In connection with the registration of Registrable Securities, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the provisions of Section 11.6(c), reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such Registration Statement or prospectus, and provided, however, that the liability of the Company hereunder shall be limited to the gross proceeds received by the Company from the sale of Securities covered by such Registration Statement.

(b)           Upon registration of the Registrable Securities, the Seller will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the Seller from the sale of Registrable Securities covered by such Registration Statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything to the contrary in this Section, the liability of the Company hereunder shall be limited to the gross proceeds received by the Company from the sale of Securities covered by such registration statement.

11.7         Delivery of Unlegended Shares.

(a)           Within five (5) business days (such fifth business day, the “Delivery Date”) after the business day on which the Company has received (i) a notice that Registrable Securities have been sold, (ii) a representation that the prospectus delivery requirements, if applicable, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, the Company at its expense, (i) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, for the delivery of unlegended shares of Common Stock issuable pursuant to any effective and current registration statement described in Section 11 of this Agreement (the “Unlegended Shares”); and (ii) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold shares of Common Stock, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Delivery Date.

(b)           In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Subscriber and its compliance with the provisions contained in this paragraph, so long as the certificates therefore do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with DTC through its Deposit Withdrawal Agent Commission system.

12.          Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company, to: Andover Medical, Inc., 510 Turnpike Street, Suite 204, N. Andover, MA 01845, Attn: Edwin A. Reilly, Chief Executive Officer, telecopier: (978) 557-1004, and (ii) if to the Subscriber, to: the address and facsimile number indicated on the signature page hereto, with a copy by facsimile only to: Elliot H. Lutzker, Esq., Phillips Nizer LLP, 666 Fifth Avenue, New York, NY 10103,  telecopier: (212) 262-5152.

(b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscriber have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.  No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

(c)           Execution.  This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 12(d) hereof, each of the Company and the Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

ANDOVER MEDICAL, INC.
A Delaware corporation

By:	/s/ Edwin A. Reilly
	Name:	Edwin A. Reilly
	Title:	Chief Executive Officer

Dated: September 10, 2007

SUBSCRIBER	PURCHASE PRICE	SHARES	C WARRANTS	D WARRANTS

$
(Signature)
Print Name:
Print Title:
Print Address:

(Signature)
Print Name:
Print Title:
Print Address:

(Signature)
Print Name:
Print Title:
Print Address:

LIST OF EXHIBITS

Exhibit A	Form of Certificate of Designations of Series B Preferred Stock

Exhibit B	Form of C Warrant

Exhibit C	Form of D Warrant

Exhibit D	Form of Legal Opinion